ASSIGNMENT
                               OF
                 AGREEMENT OF PURCHASE AND SALE

     THIS ASSIGNMENT made and entered into this 3rd day of March, 2005, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Income & Growth Fund XXI Limited Partnership, a Minnesota limited partnership, AEI Income & Growth Fund 24 LLC, a Delaware limited liability company, AEI Income & Growth Fund 25 LLC, a Delaware limited liability company, and AEI Private Net Lease Millennium Fund Limited Partnership, a Minnesota limited partnership (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

      WHEREAS, on the 3rd day of February, 2005, Assignor entered into a Agreement of Purchase and Sale (referred to as the "Agreement") for that certain property located at 1977 Thornton Road, Lithia Springs, Georgia (the "Property") with Silver Capital Net Lease Fund II, LLC, a Virginia limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign to AEI Income & Growth Fund XXI Limited Partnership, an undivided twenty percent (20.0%) interest as a tenant in common, AEI Income & Growth Fund 24 LLC, an undivided fourteen percent (14.0%) interest as a tenant in common, AEI Income & Growth Fund 25 LLC, an undivided forty-five percent (45.0%) interest as a tenant in common, AEI Private Net Lease Millennium Fund Limited Partnership, an undivided twenty-one percent (21.0%) interest as a tenant in common, of its rights, title and interest in, to and under the Agreement as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation

By: /s/ Robert P Johnson
        Robert P. Johnson, its President


ASSIGNEE:

AEI INCOME & GROWTH
FUND XXI LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI INCOME & GROWTH FUND 24 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI INCOME & GROWTH FUND 25 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI PRIVATE NET LEASE MILLINIUM
FUND LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:  AEI Fund Management XVIII, Inc.,
     a Minnesota corporation, its Managing Member


By: /s/ Robert P Johnson
        Robert P. Johnson, its President



                                                        Carmax/GA

                 AGREEMENT OF PURCHASE AND SALE


      THIS AGREEMENT ("Agreement"), dated as of the 3rd day of February, 2005, by and between SILVER CAPITAL NET LEASE FUND II, LLC, a Virginia limited liability company ("Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Purchaser"), recites and provides:

RECITALS

      Seller  is  the  owner of a parcel of real  property,  with improvements thereon known generally as 1977 Thornton Road, Lithia Springs, Georgia 30122, currently leased to Car Max, such property being more particularly described on Exhibit "A" attached hereto (collectively, the "Property").

      Seller wishes to sell and Purchaser wishes to purchase the Property on the terms and conditions set forth herein.

AGREEMENT

      NOW, THEREFORE, in consideration of their mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

      1. RECITALS. The recitals above are incorporated herein by this reference as matters of contract, and not mere recital.

      2. CONTRACT. This Agreement shall constitute a binding contract for the purchase and sale of the Property, on the terms and conditions set forth herein.

     3. PROPERTY. The Property includes all of Seller's right, title and interest in and to all buildings and other improvements on or within the Property and all appurtenances thereto, including easements and covenants and Seller's right, title and interest in and to all leases of the Property (together with all rents, charges and other matters arising or otherwise accruing thereunder) (the "Leases").

      4. DEPOSIT. Upon execution hereof, Purchaser shall deposit the sum of $50,000 as a "Deposit", which will be held by LANDAMERICA TITLE INSURANCE COMPANY, Richmond, Virginia branch, as the "Escrow Agent" in escrow pending "Settlement". If this Agreement is timely terminated pursuant to any right contained herein, the Deposit shall be returned to Purchaser. The Deposit shall be applied to the Purchase Price at Settlement or shall be paid to Purchaser or Seller in accordance with the provisions of
Section 6 and/or 16 below. If this Agreement is not terminated prior to expiration of the Feasibility Period, Purchaser shall deposit an additional $50,000 with Escrow Agent, increasing the Deposit to $100,000.

      5. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be Nine Million Three Hundred Twenty Thousand Dollars ($9,320,000.00). The Purchase Price shall be payable all in cash at settlement by wire transfer.

     6.   FEASIBILITY.

           (a) During the fifteen (15) business day period following the latest of the dates on which Purchaser and Seller have both executed this Agreement (the "Feasibility Period"), Purchaser, its agents, employees and contractors shall have the right to enter the Property for the purpose of inspecting improvements, making surveys, updating the due diligence materials previously delivered to Purchaser pursuant to 6(b) below, and performing other tests, studies and examinations as Purchaser, in its sole discretion, desires and to confirm the availability of financing, on terms and conditions acceptable to Purchaser. If Purchaser is not satisfied, in its sole discretion, with all aspects of the Property and the results of all tests and studies, and the availability of the specified financing, Purchaser shall have the right, upon written notice to Seller given prior to expiration of the Feasibility Period, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser.

           (b) Purchaser acknowledges that Seller has delivered to Purchaser the materials listed on Exhibit B, and that all matters disclosed by such deliveries are acceptable to Purchaser and shall not be the basis for any objection hereunder. The matters of title and survey reflected in the materials already delivered to Purchaser are "Permitted Exceptions" deemed acceptable to Purchaser. Seller shall promptly deliver to Purchaser such other due diligence materials in Seller's possession as Purchaser may specifically identify in writing, excluding any materials of a proprietary nature, not relating to the condition or performance of the Property or the Tenant. All due diligence updates shall be at Purchaser's sole expense.

           (c) If notice of termination is not given prior to expiration of the Feasibility Period, all such matters shall be deemed acceptable and all such conditions satisfied and/or waived.

           (d) Purchaser agrees to repair any damage caused directly by exercise of the right of access granted to Purchaser in this paragraph, and to indemnify and hold the Seller harmless from any and all losses actually incurred as a direct result of the exercise of such right of access, other than as a result of the Seller's negligence or willful misconduct. Seller will cooperate and assist Purchaser's access to the buildings.

      7.   CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER.  This
Agreement and all of Purchaser's obligations hereunder are further subject to satisfaction of the following conditions on or before Settlement:

           (a)   SELLER'S  REPRESENTATIONS AND  DELIVERIES.   All
representations and warranties of Seller made herein shall be true and correct in all material respects as of the date of Settlement and Seller shall have taken all action and delivered all documents and materials required by this Agreement.

           (b) NO LITIGATION. As of Settlement, there shall be no litigation, proceeding or investigations pending, or to the knowledge of Purchaser or Seller threatened, which might prevent or adversely affect the use of the Property, or which questions the validity of any action taken or to be taken by Seller hereunder.

           (c) LEASE. Purchaser shall have received an Estoppel Certificate from the tenant under the Lease, such Estoppel Certificate to be in the form specified by the Lease, confirming that the Lease is in full force and effect, that there are no modifications or amendments, other than those provided to Purchaser, the amount of rent and any security deposit, that amounts due under the Lease are current and not prepaid and that Seller is not in default under the Lease. Purchaser must determine during the Feasibility Period if this form of Estoppel is satisfactory to Purchaser.

      In the event any of the foregoing conditions is not satisfied on the date of Settlement, then Purchaser, at its sole option, shall either: (i) waive such condition in writing and proceed to consummate Settlement; or (ii) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be promptly repaid to Purchaser, subject to Purchaser's right to exercise its remedies hereunder in the event of a Seller default. Failure to select one of the foregoing on the date of Settlement shall constitute Purchaser's election not to terminate this Agreement and shall constitute waiver of all such conditions.

     8.   SETTLEMENT.

           (a) TIME AND PLACE. Unless this Agreement has been terminated as provided above, Seller and Purchaser shall make settlement on the sale and purchase of the Property in accordance with the terms hereof ("Settlement") on the date which is fifteen
(15) business days after the expiration of the Feasibility Period (the "Settlement Date"), time being of the essence. Settlement shall take place at the offices of the Escrow Agent, or as mutually agreed by the parties.

            (b) PURCHASER'S DELIVERIES. At Settlement, the Purchaser shall pay the purchase price to Seller and shall execute and deliver an instrument providing for Purchaser's assumption of the Leases and Purchaser's indemnity of Seller with respect to all matters occurring under the Lease or with respect to the Property from and after the date of Settlement.

           (c) SELLER'S DELIVERIES. Seller shall deliver the following to Purchaser: (i) the Deed (as defined in paragraph
10); (ii) an affidavit as to mechanics' liens and parties in possession in customary form as reasonably required to cause owner's title policy to be issued without exception for Mechanics Liens or parties in possession (other than the Lease); (iii) a Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code of 1986 and any other certificates required by any governmental authority or agency; (iv) an assignment of all of Seller's right, title and interest in the Leases; and (v) a written notice from Seller to the Tenant stating that the Property has been sold to Purchaser and directing Tenant to regard Purchaser as its Landlord and make rental payments payable to Purchaser at the address specified by Purchaser and set forth in such notice.

           (d) COSTS. The Seller shall pay the costs of preparing the Deed, the title insurance company's reasonable escrow settlement charges and any transfer taxes, stamps and recording charges on the Deed. The Purchaser shall pay for the examination of title to the Property, premiums charged by the title insurance company, and the cost of any updated survey, environmental report and other feasibility studies. Each party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement or Settlement hereunder. It is the intent of the parties that Seller shall be entitled to all income for the period of time up to but not including the date of Settlement, and Purchaser shall be entitled to all income and shall be responsible for all expenses for the period of time from, after and including the date of Settlement. Such adjustments shall be shown on the Settlement Statement (with such supporting documentation as the parties hereto may require). Without limiting the generality of the foregoing, the items of income and expense allocated at Settlement shall include rent, maintenance charges, any other additional rent, real and personal property taxes, amounts due under contracts assigned to and assumed by Purchaser, if any, and utility charges, except for costs which the tenants under the Leases are responsible for, which shall not be prorated. In addition, any security deposit under the Leases shall be assigned and delivered to Purchaser at Settlement. For purposes of this Section, Settlement shall not be deemed to have occurred unless and until Seller's proceeds are received by Seller prior to 2:00 p.m. E.S.T. on such date.
Settlement and any prorations shall be computed as of the following day in the event Seller's proceeds cannot be delivered by 2:00 p.m. EST on the date specified for Settlement.

           (e)   POSSESSION.  Subject only to the rights  of  the
tenant  under  the  Lease, possession of the  Property  shall  be
delivered   to   Purchaser  immediately  upon   consummation   of
Settlement.

           (f) CLOSING DOCUMENTS. All closing documents to be executed and delivered by the parties pursuant hereto shall be in form, execution and substance as required herein.

     9. TITLE AND SURVEY OBJECTIONS. The Purchaser shall have until expiration of the Feasibility Period to report to Seller in writing any survey or title defects or other objections regarding the Property that are disclosed by Purchaser's examinations, other than the Permitted Exceptions (as to which Purchaser has waived any objection), which, in Purchaser's sole discretion, materially adversely affect use of the Property as currently operated or make the title to the Property uninsurable or which impose restrictions on future use of the Property which are not acceptable to Purchaser. Seller shall have the right, but not the duty to cure any such title objections reported by Purchaser.
If  the  Seller is unable or unwilling to cure objections to  the
Purchaser's    satisfaction    prior    to    Settlement    then,
notwithstanding anything herein to the contrary, the Purchaser shall, at its option, either (i) terminate this Agreement, in which event the Deposit shall be refunded; or (ii) waive such defects and proceed to Settlement, with no reduction in the Purchase Price; provided, however, that all mortgages, deeds of trusts and other monetary liens may be paid at Settlement, and the parties hereby authorize application of the Purchase Price proceeds to effect the same. If any additional matters of record
are   created  after  the  date  of  the  examination  of   title
contemplated hereby, and prior to Settlement, Purchaser shall have the right to further delay Settlement a reasonable time to permit Seller to complete curative action. Any matters of title or survey not timely objected to by Purchaser or which are reported but not cured by Settlement shall be deemed waived.

      10. THE DEED. At the time specified in paragraph 8 above for Settlement the Seller shall deliver to Purchaser a Special Warranty Deed (the "Deed") conveying fee simple title to the Property, described according to the applicable legal description attached hereto as Exhibit A, subject to all liens, encumbrances, conditions, restrictions and other matters of record, unless otherwise agreed in writing.

      11. RISK OF LOSS. The risk of loss or damage to the Property by fire or other casualty prior to Settlement thereon shall be on the Seller. If such loss or damage is substantial, materially and adversely affects the Purchaser's intended use and enjoyment of the Property as of Settlement or gives rise to the right of the Tenant to terminate the Lease as a result of such casualty, the Purchaser shall have the option to (i) terminate this Agreement and have the Deposit refunded, in which event the parties hereto shall have no further obligations or liabilities to one another hereunder; or (ii) proceed to Settlement with an assignment of any right of Seller in and to the proceeds of insurance.

     12. CONDEMNATION. If all or any portion of the Property is subject to actual or threatened taking pursuant to the power of eminent domain prior to Settlement, the Purchaser shall be entitled to elect either to (a) terminate this Agreement and have the Deposit refunded in which event the parties shall have no further obligations hereunder, or (b) proceed to Settlement, in which event, at Purchaser's Option all proceeds, awards and other payments arising from any such taking or sale shall be assigned and paid to the Purchaser.

     13.  COVENANTS.

           (a) SELLER'S COVENANTS. Seller covenants and agrees with Purchaser that, prior to Settlement:

                (i) Seller, as Landlord, shall not violate the provisions of the Lease and shall use reasonable efforts to cause
Tenant to fully comply with the terms and provisions of the Lease.

                (ii) Seller shall continue to maintain all of Seller's existing insurance policies relating to the Property, or any part thereof, if any, in full force and effect until the Settlement has occurred, and shall cause Tenant to maintain all of Tenant's policies relating to the Property as required under the Lease.

                (iii) Seller shall provide Purchaser with a copy of any written notice hereafter received by Seller relating to any violations or alleged violations of any federal, state or municipal laws, ordinances, rules and regulations affecting the Property, or any pending or threatened actions, proceedings or claims affecting the Property.

                (iv) From and after the date hereof, Seller shall
not (A) make or authorize to be made any alterations to the Property, (B) enter into any agreements, leases or undertakings with respect to the Property or any part thereof, (C) submit or file any applications with governmental authorities to change the zoning or the Property, or (D) record or consent to the recordation of any liens, mortgages, or encumbrances of any kind affecting the Property, except as would be discharged at Settlement, without the prior written consent of Purchaser.

      14.   REPRESENTATIONS AND WARRANTIES OF  THE  SELLER.   The
Seller represents and warrants as of the date hereof that to the best of its actual knowledge without investigation:

           (a) REPAIRS. No governmental agency has served any written notice on the Seller regarding any repairs, alterations or corrections of any existing condition on the Property.

           (b) CONDEMNATION. There is no pending or threatened proceedings for condemnation or the exercise of the right of eminent domain as to any part of the Property or for the limiting or denying of any right of access thereto.

           (c) AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized by all necessary action on the part of the Seller and has been duly executed and delivered by the Seller. Seller shall deliver to Purchaser, prior to Settlement, all organizational documents, resolutions, certificates and other materials reasonably required by Purchaser to confirm the foregoing.

           (d) HAZARDOUS MATERIALS. No hazardous materials, as hereinafter defined, are located on or about the Property nor has Seller used the Property for the storage, manufacture or disposal of hazardous materials. For the purposes of this Agreement, "hazardous materials" shall mean any "hazardous substance", "hazardous waste" and "hazardous material", as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1984, 42 U.S.C. Section 9601 et. seq., as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous and Solid Waste Amendment of 1984, as amended, the regulations adopted pursuant thereto and any other federal, state and local law, statute or ordinance or any court or
administrative   decree  or  any  private  agreement   with   any
governmental authority pertaining to hazardous or toxic materials, substances, pollutants, contaminants or waste to Seller's knowledge.

           (e) LEASES. There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property other than the Lease, the Permitted Exceptions and title matters of record. Neither Tenant nor Seller is in default in performing its obligations under the Lease.

           (f) Seller has not entered into any agreements affecting the Property other than the Lease and other matters that would be revealed by inquiry and proper search of the land records and/or zoning and planning records in the local jurisdiction.

      Except for the foregoing representations, Seller makes no representations or warranties with respect to the Property and Purchaser acknowledges and agrees that the Property is being sold "AS IS, WHERE IS" and that Purchaser is relying on its own inspections, consultants and inquiries with respect to the Property, the Leases and all related matters. The "best of Seller's knowledge" as used herein shall be deemed to mean the actual knowledge, without investigation, of Marvin Bolinger and Dennis Weiss.

      15.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.   The
Purchaser represents and warrants as of the date hereof and shall be deemed to represent and warrant as of Settlement that:

           (a) ORGANIZATION Purchaser is a corporation duly organized and in good standing under the laws of Minnesota, and has qualified (or will be qualified) to do business in all jurisdictions in which such qualification is necessary to consummate the transactions described herein.

           (b) AUTHORIZATION AND EXECUTION. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action, if any, as applicable, and has been duly executed and delivered by the Purchaser. This Agreement is enforceable against Purchaser in accordance with its terms and does not conflict with any indenture, operating agreement, bylaw, or any other agreement to which Purchaser is bound. The individual signing on behalf of Purchaser is authorized to act for and on behalf of and to bind Purchaser in connection with this Agreement.

           (c)   AGREEMENTS.   There is  no  agreement  to  which
Purchaser is a party or, to Purchaser's knowledge, is binding on Purchaser, which adversely affects Purchaser's ability to perform its obligations under this Agreement.

      16.   DEFAULT.   In  the event of a default  by  Purchaser,
Seller's sole and exclusive remedy, in lieu of all other remedies, shall be to retain the Deposit as liquidated damages, and Seller hereby specifically waives the right to seek specific performance of this Agreement by Purchaser. If Seller defaults hereunder, Purchaser may terminate this Agreement, in which event the Deposit shall be promptly refunded to Purchaser or Purchaser may seek specific performance of this Agreement as its sole remedy at law or in equity.

      17. AGENTS AND BROKERS. Each party hereunder represents and warrants that it did not consult or deal with any broker or agent, real estate or otherwise, with regard to this Agreement or the transactions contemplated hereby, other than Progressive Properties who shall receive a commission, payable by Seller if and only if Closing occurs, equal to one percent (1%) of the Purchase Price. Each party hereto agrees to indemnify and hold harmless the other party from all liability, expense, loss, cost or damage, including reasonable attorneys' fees, that may arise by reason of any claim, demand or suit of any agent or broker arising out of facts constituting a breach of the foregoing representations and warranties.

      18. NOTICES. Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered by hand by messenger at the address of the intended recipient, sent prepaid by Federal Express (or a comparable guaranteed overnight delivery service), or deposited in the United States first class mail (registered or certified, postage prepaid, with return receipt requested), addressed as follows:

     For the Purchaser:  c/o George Rerat
                         Managing Director of Acquisitions
                         1300 Wells Fargo Place
                         30th Seventh Street East
                         St. Paul, MN  55101
                         Fax No.:  (651) 227-7705
                         Phone No.:  (651) 227-7333
                         Copy to: Robert Johnson, President

     For the Seller:     Silver Capital LLC
                         Sabre Center II, Suite 600
                         6001 Broken Sound Parkway
                         Boca Raton, FL  33487
                         Attn:  Larry D. Silver
                         Fax No.:  (561) 997-1094
                         Phone No.:  (561) 981-5252

     with a  copy to:    Paul S. Elkin, Esquire
                         Sabre Center II, Suite 600
                         6001 Broken Sound Parkway
                         Boca Raton, FL  33487
                         Fax No.:  (561) 997-1094
                         Phone No.:  (561)-981-5252

     with a copy to:     John W. Steele, Esquire
                         Hirschler Fleischer
                         Post Office Box 500
                         Richmond, VA  23218
                         Fax No.:  (804) 644-0957
                         Phone No.:  (804) 771-9565

Notice may also be given by facsimile transmission, provided notice is also sent subsequently by one of the methods specified above. Notice shall be deemed given on the date of the receipt if delivered by hand or mail, one day after posting with FedEx or other comparable carrier or upon confirmed facsimile transmission to the party named therein at the applicable fax number above.

      19. APPLICABLE LAW. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Georgia.

       20. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement between the parties hereto relating to the Property and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto. This Agreement shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed with the same formality as this Agreement.

      21. SURVIVAL. The provisions of this Agreement shall not survive Settlement hereunder and shall be deemed merged into the deed at Settlement.

     22. TIME OF THE ESSENCE. The parties expressly acknowledge and agree that TIME IS OF THE ESSENCE with respect to each and every provision of this Agreement; provided, however, that if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, then such time period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      23. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

     24. CAPTIONS. Any paragraph headings or captions contained in this Agreement shall be for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

      25. COUNTERPARTS. Upon written notice to Seller, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      26. TAX-FREE EXCHANGE. The parties acknowledges that Purchaser and/or Seller may wish to close this transaction as part of a tax-free exchange. The parties shall cooperate with the other and take any reasonable actions necessary, including the execution of appropriate documents, to assist the other so to acquire or sell the Property as part of a 1031 deferred exchange provided that: (a) neither party shall not be required to incur any liability or expense in connection with the others exchange; and (b) the exchange does not delay Settlement.

      27. ASSIGNMENT. This Agreement shall not be assignable by Purchaser without Seller's prior written consent. No assignment by Purchaser shall relieve him of his obligations and liabilities hereunder.



                   [SIGNATURE PAGE TO FOLLOW.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name pursuant to due authority as of the dates set forth below.


     PURCHASER:               AEI FUND MANAGEMENT, INC.,
                              a Minnesota corporation


                              By: /s/ Robert P Johnson
                              Name:   Robert P Johnson
                              Title:  President
                              Date:   Feb 3, 2005


     SELLER: SILVER CAPITAL NET LEASE FUND II, LLC, a Virginia limited liability company

                              By:  SILVER CAPITAL MANAGER, LLC, a
                                   Virginia limited liability
                                   company, Its Manager


                                   By:/s/ Paul S Elkin
                                   Title: Member
                                   Date:  2-8-05





                            EXHIBIT A

          (1977 Thornton Road, Lithia Springs, Douglas
                County and Cobb County, Georgia)

Legal Description:

ALL  THAT TRACT or parcel of land lying and being in Land Lots
421 and 482 of the 18th District of Douglas and Cobb Counties,
Georgia, and being more particularly described as follows:

COMMENCING at the intersection of the northerly right of way of Thornton Road (290 foot right of way) and the west line of Land Lot 482; thence south 50 degrees 55 minutes 15 seconds east for 41.76 feet, to a 1/2 inch rebar set, and the Point of Beginning; thence departing the right of way of Thornton Road, north 25 degrees 55 minutes 10 seconds east, for 1,140.63 feet, to a 1/2 rebar on the southerly bank of Carroll Creek; thence continuing along said line, north 25 degrees 55 minutes 10 seconds east, a distance of 11.52 feet, to the centerline of Carroll Creek; thence along the centerline of Carroll Creek the following bearing and distances: south 78 degrees 11 minutes 32 seconds east, for 56.74 feet; thence north 83 degrees 11 minutes 55 seconds east, for 184.43 feet; thence south 47 degrees 35 minutes 48 seconds east, for 342.71 feet; thence north 61 degrees 34 minutes 57 seconds east, for 46.11 feet; thence south 30 degrees 29 minutes 28 seconds east, for
159.12 feet; thence south 78 degrees 35 minutes 46 seconds east, for 229.72 feet, to the east line of Land Lot 421; thence departing the centerline of Carroll Creek and continuing along the easterly line of Land Lots 421 and 482, south 07 degrees 36 minutes 22 seconds west, for 22.76 feet, to a 1/2 inch rebar; thence south 07 degrees 36 minutes 22 seconds west, for 231.54 feet, to a metal fence post in concrete cut off at ground level; thence departing the easterly line of Land Lot 482, south 66 degrees 36 minutes 20 seconds west, for 1,286.85 feet, to a 1/2 inch rebar on the northerly right of way of Thornton Road (290 foot right of way); thence continuing along the northerly right of way of Thornton Road the following bearings and distances: north 48 degrees 41 minutes 08 seconds west, for 46.51 feet; thence north 49 degrees 46 minutes 25 seconds west, for 103.93 feet; thence north 50 degrees 55 minutes 15 seconds west, for 16.51 feet, to the Point of Beginning, containing 806,639 square feet, or 18.518 acres, more or less, as shown on ALTA/ACSM Land Title Survey for Silver Capital Net Lease Fund II, LLC, South Trust Bank and Chicago Title Insurance Company, made by Greenhorne & O'Mara, Inc. bearing the seal of Julian D. Grace, Ga. R.L.S. No. 2679, dated November 4, 2003.